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                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ARBOR SOFTWARE CORPORATION


                             A Delaware corporation
                  (Pursuant to Sections 242, 245 and 248 of the
                        Delaware General Corporation Law)



                  ARBOR SOFTWARE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: That the name of this corporation is Arbor Software Corporation, and that this corporation was originally incorporated on April 12, 1991 pursuant to the General Corporation Law.

                  SECOND: The Board of Directors of the Corporation adopted a resolution at a Meeting of the Board of Directors on August 31, 1995 amending and restating the Restated Certificate of Incorporation of said Corporation and such amendment was duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law by written consent of stockholders given in accordance with
Section 228 of the General Corporation Law, with written notice to be given to stockholders who did not consent in writing:

                           NOW, THEREFORE, BE IT RESOLVED, that the Restated
                  Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:


                                    ARTICLE I

                  The name of the corporation is Arbor Software Corporation.


                                   ARTICLE II

                  The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
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                                   ARTICLE IV

                  This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Twenty-Five Million (25,000,000), par value $.001 per share, and the number of Preferred Stock authorized to be issued is Five Million (5,000,000), par value $.001 per share.

                  The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                    ARTICLE V

                  Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind any or all of the Bylaws of this Corporation.


                                   ARTICLE VI

                  The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.


                                   ARTICLE VII

                  Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.


                                  ARTICLE VIII

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place or places as may be designated from time to time by Board of Directors or in the Bylaws of this corporation.


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                                  ARTICLE IX

                  A director of this corporation shall, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                    ARTICLE X

                  No action required to be taken or that may be taken at any annual or special meeting of the stockholders of this corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.


                                   ARTICLE XI

                  To the fullest extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

                  Any repeal or modification of any of the foregoing provisions of this Article shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.


                                   ARTICLE XII

                  This corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     * * * *

                  THIRD: The Restated Certificate of Incorporation as set forth above has been duly adopted by this corporation's Board of Directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.


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                  IN WITNESS WHEREOF, ARBOR SOFTWARE CORPORATION has caused this
Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 10th day of November, 1995.


                                    ARBOR SOFTWARE CORPORATION



                                    -------------------------------------------
                                    James A. Dorrian, President and
                                    Chief Executive Officer



ATTEST:



--------------------------
Robert V. Gunderson, Jr.
Secretary




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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           ARBOR SOFTWARE CORPORATION





         Arbor Software Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

         FIRST: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of ARTICLE IV of the Restated Certificate of Incorporation in its present form and substituting therefor a new first paragraph of ARTICLE IV in the following form:

         "This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is Fifty-Five Million (55,000,000) shares of capital stock. Of such authorized shares, Fifty Million (50,000,000) shares shall be designated "Common Stock," and have a par value of $0.001 per share, and Five Million (5,000,000) shares shall be designated "Preferred Stock," and have a par value of $0.001 per share.

         SECOND: The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a regular meeting of stockholders called and held upon notice in accordance with Section 222 of the DGCL.


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         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Stephen V. Imbler, its Vice President Finance and Chief Financial Officer, and attested by Robert V. Gunderson, Jr., its Secretary, this 23rd day of July, 1996.



                                         ARBOR SOFTWARE CORPORATION


                                         By:
                                             ----------------------------------
                                                Stephen V. Imbler
                                                Vice President Finance and
                                                Chief Financial Officer

ATTEST:


----------------------------------
Robert V. Gunderson, Jr.
Secretary


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